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                                                                     EXHIBIT 4.1

                             REVOLVING CREDIT NOTE



LOANS UP TO:
Amount $6,000,000.00               No.
                                        ------------------------

Due Date:  February 28, 1998       Date:  February 12, 1997


PROMISE TO PAY - The undersigned, NEMATRON CORPORATION, a Michigan corporation, for value received, promises to pay to KeyBank National Association, or its assigns (hereinafter "Bank") or order after the above date of execution, the sum of Six Million and No/100 Dollars ($6,000,000.00) to the extent such sum has been advanced to the undersigned by the Bank and remains due and unpaid, as indicated on the books and records of the Bank, plus interest as set forth herein on February 28, 1998.

INTEREST RATE - The outstanding principal balance shall earn interest at rate equal to the LIBOR Rate plus two and one half per cent (2.5%) per annum ("Effective Rate"), until maturity, but no more than the maximum rate allowed by law. The "LIBOR Rate", as used herein, means the average rate [rounded up, if necessary, to the next highest one sixteenth of one percent (1/16%)] of interbank offered effective rates for thirty (30) day U.S. dollar deposits in the London market based on quotations at major banks as determined by reference to the Wall Street Journal("WSJ") edition published on its last publication date of every month ("Determination Date") and distributed in Ann Arbor, Michigan. In the event such average rate is not published in the WSJ or the WSJ is not otherwise available to Bank on the Determination Date, Bank may use the London interbank offered rate for thirty (30)day dollar deposits (or its equivalent as determined in the sole discretion of Bank) as reported by any nationally recognized financial reporting service on the Determination Date. Borrower acknowledges that the published or reported LIBOR Rate may be with respect to contracts entered into as of a date other than the Determination Date.

The Effective Rate shall be adjusted as of the first day of each month based the LIBOR Rate published or reported on the Determination Date, as applicable. Interest shall accrue on the unpaid principal balance from the date of each advance under this Note and be calculated upon the actual number of days elapsed over a year assumed to have 360 days. Interest shall be payable monthly beginning March 1, 1997, and on the first day of each month thereafter until maturity of this note.

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     The LIBOR Rate is used as an index only, and funds for Borrower's loans are not being purchased or otherwise matched by the Bank from or on the London InterBank Market.

DEFAULT RATE - Bank reserves the right to increase the interest rate after default, whether by acceleration or otherwise, to a rate equal to the Effective Rate plus three percent (3.00%) per annum, but no more than the maximum rate allowed by law.

PRINCIPAL PAYMENTS - Except as set forth in Section 1.1.3 and Article VI of a Loan Agreement dated September 30, 1996, as amended by a First Amendment of even date ("Loan Agreement"), the undersigned shall pay the entire unpaid principal and interest outstanding under this Note on February 28, 1998.

APPLICATION OF PAYMENTS - Each payment will be applied first to interest, then to costs, and the balance to principal.

FEES - Bank may charge a fee to cover additional administrative costs incurred for any payment received by Bank six (6) business days or more after the due date; such fee will be equal to two percent (2%) of the required principal payment or $200.00, whichever is less. No payments will be accepted without payment of this fee. In addition, Bank may charge a fee to cover administrative costs incurred in origination and/or renewal of this Note, which shall be payable upon execution of the Note.

SECURITY - To secure the payment of this Note and any or all other liabilities of the undersigned to the Bank, howsoever arising or evidenced, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, several or joint, including any renewals, extensions, modifications, etc., the undersigned hereby pledges to Bank and grants to Bank a continuing security interest in the following described property, whether real or personal, and in all additions, substitutions, and proceeds thereof:

      (i) All property described in Security Agreements, Mortgages, Assignments and Documents listed in Section 3.11 of the Loan Agreement.

      (ii) All securities and other property of the undersigned now or hereafter in the possession or custody of the Bank, together with substitutions, increments and proceeds;

      (iii) Any other property declared or acknowledged to constitute security for the indebtedness of the undersigned to the Bank, together with

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           substitutions, increments and proceeds thereof, and

      (iv) All balances of deposit accounts of the undersigned now or at any time hereafter with the Bank.

The Bank shall have the right at any time to apply its own indebtedness or liability to the undersigned or to any endorser or other party liable hereon in whole or partial payment of this Note, either before or after its maturity, or in whole or partial payment of any other liability due or to become due from the undersigned to the Bank.

EVENTS OF DEFAULT - Any one of the following events shall be deemed a default under the terms of this Note, triggering the Bank's remedies as provided under statutory or contract law: (a) failure to pay any payment required under the terms herein; (b) any default in the performance of any of the terms and conditions of any document evidencing this loan transaction including this Note, the security agreement, the mortgage, the loan agreement, etc.; (c) any default in any terms and conditions of any other loan agreement between Bank and the undersigned; (d) the death, dissolution, or insolvency of the undersigned, or the appointment of a trustee or receiver for the undersigned, or the making of any assignment for the benefit of creditors or the commencement of any bankruptcy proceeding by or against the undersigned; (e) the placement or issuance of any lien, levy, writ of garnishment or execution or similar process against the undersigned or any property of the undersigned;
(f) the death of any guarantor of this Note.

REMEDIES ON DEFAULT - Upon the occurrence of any one or more of the above events of default, unless the Bank shall otherwise elect, the full amount of the indebtedness evidenced hereby and all other liabilities of the undersigned to the Bank shall become immediately due and payable, without notice or demand. Thereafter, Bank shall have all the rights and remedies provided by law, whether common, statutory or otherwise, including all the remedies granted to Bank under the Uniform Commercial Code, the right to offset any deposit accounts held by Bank, the right to repossess and dispose of any collateral pledged for this or any other loan agreement between Bank and the undersigned, the right to foreclose any mortgage by advertisement as provided under Michigan law, etc. The undersigned shall be liable for any deficiency remaining after disposition of any property in which the Bank has a security interest to secure payment of the indebtedness evidenced hereby, and the computation of such deficiency or of the amount required to redeem such property shall include actual attorneys' fees, legal expenses and any other costs incurred.

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WAIVER - Each endorser hereof and any other party liable for the indebtedness evidenced hereby severally waives demand, presentment, notice of dishonor and protest of this Note and consents to any extension or postponement of time of its payment without limit as to the number or period thereof, to any substitution, exchange or release of all or any part of the collateral securing this Note, to the addition of any party hereto, and to the release or discharge of or suspension of any rights and remedies against any person who may be liable hereon for the payment of the indebtedness evidenced hereby.

MISCELLANEOUS - No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, no single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise thereof or the exercise of any other right or remedy, and no waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to, or waiver of, any such right on any future occasion. The undersigned, if more than one, shall be jointly and severally liable hereunder and the term "undersigned" shall mean any one or more of them. Any reference to KeyBank National Association or Bank herein shall be deemed to include any subsequent holder of this Note.


                                  NEMATRON CORPORATION


5840 Interface Drive

Ann Arbor, MI 48103               By:  /s/ David P. Gienapp
                                      -----------------------
                                       David P. Gienapp
                                  Its: Vice President of Finance
                                       and Administration and
                                       Treasurer






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